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                                                                    Exhibit 10.6




                           EDINBURGH

                           OUR REF   PEC/GECS/CAN.22.5

                           DATE       3 April 2001








                           Inveresk Research Group Limited


                           Instrument


                           Constituting L44,734,481 Unsecured
                           Subordinated Loan Stock 2008



                           This Instrument (together with the Original
                           Instrument (as defined herein)) is subject to the terms of an Intercreditor Deed executed of even date amongst, inter alia, the Company (as defined herein) and Bear Stearns Corporate Lending Inc. as agent and security trustee.



                           Maclay Murray [LOGO] Spens
                                   SOLICITORS






                           3 GLENFINLAS STREET
                           EDINBURGH EH3 6AQ

                           DX EDINBURGH BOX NO 137  TEL.:  0131 226 5196
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THIS INSTRUMENT is made by way of deed on 3rd April, 2001'

BY INVERESK RESEARCH GROUP LIMITED (registered number 198206) whose registered office is at Elphinstone Research Centre, Tranent, Edinburgh EH33 2NE (the "Company").

WHEREAS:

(A) The Company, pursuant to a resolution of its board of directors passed on 20 September, 1999 created and authorised the issue of a maximum nominal amount of L27,037,500 Unsecured Subordinated Loan Stock 2008 (the "Original Loan Stock") which loan stock was constituted pursuant to a loan note instrument dated 20 September, 1999 (the "Original Instrument").

(B) In terms of Clause 10 of the Original Instrument, the Company may resolve to create and issue further loan stock identical in all respects and to form a single series with the Original Loan Stock.

(C) The Company has, by resolution of its board of directors passed on 3 April, 2001, created and authorised the further issue of a maximum nominal amount of L44,734,481 Unsecured Subordinated Loan Stock 2008 (the "New Loan Stock") to be constituted on the same terms and conditions as the Original Instrument other than as amended by this Supplemental Instrument.

BY THIS DEED THE COMPANY DECLARES AND COVENANTS AS FOLLOWS:-

1.       Definitions and Interpretation

1.1 The definitions and rules of interpretation in Clause 1 of the Original Instrument shall apply to and govern the interpretation of this Supplemental Instrument as if references in the Original Instrument to "Loan Stock" included the New Loan Stock constituted by this Supplemental Instrument, unless the contrary is expressly stated and, in addition, the following words and expressions shall have the following meanings:

         "Bank" means Bear Stearns Corporate Lending Inc. as Agent for and on behalf of the Finance Parties (as such terms are defined in the Facilities Agreement between the Company and Bear Stearns Corporate Lending Inc. in various capacities dated 22 February, 2001) and its successors and assignees as Agent;

         "Intercreditor Deed" means the intercreditor deed dated on or around the date of this Instrument between, inter alia, Bear Stearns Corporate Lending Inc. and the Company.

1.2 With effect from the date of this Instrument the definition of "Bank" in the Original Instrument shall be deleted and replaced with the definition of "Bank" in this Supplementary Instrument.

1.3 With effect from the date of this Instrument the definition of "intercreditor agreement" in the Original Instrument shall be amended to read "means the intercreditor deed dated on or around 3 April, 2001 between the Company, the Bank, the Stockholders and others as the same may be amended, or supplemented from time to time".

2.       Amount of the New Loan Stock

2.1 The aggregate nominal amount of the New Loan Stock constituted by this instrument is limited to L44,734,481.
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3.       Status of the Loan Stock

3.1 The New Loan Stock represents a direct and unsecured obligation of the Company for the due and punctual payment of the principal in respect of it and for the performance of all the obligations of the Company with respect to it.

3.2 Subject to the Intercreditor Deed, the New Loan Stock when issued will rank pari passu equally and rateably without discrimination or preference as unsecured obligations of the Company and with all other unsecured indebtedness of the Company expect to the extent provided by law.

3.3      The New Loan Stock shall form a single series with the Original Loan
         Stock.

4.       Interest

4.1 In Clause 7.1 of Schedule 2 to the Original Instrument, in relation to the New Loan Stock only, the references to 31 December, 1999 shall be deleted where they appear on the seventh and eighth lines thereof, and shall be substituted with 30 June, 2001.

4.2 In Clause 7.3 of the Original Instrument, the word "Loan" shall be added before the word "Stock" where it appears on the fourth and fifth lines thereof.

4.3 A new clause 7.7 shall be inserted at Schedule 2 to the Original Instrument, as follows:

              "7.7 Without prejudice to the Company's obligations hereunder, where the Company fails to pay the interest due on any Interest Payment Date on or after 31 December, 2001 (as a result of any prohibition set out in the Inter Creditor Deed or otherwise) that interest shall be added to the principal amount of the Loan Stock on such Interest Payment Date (and there shall also be added to the principal amount of the Loan Stock on 30 June, 2001 all other interest which has become due on any Interest Payment Date prior to that date but has not been paid) and, for the avoidance of doubt, such interest shall be treated as principal and thereafter interest thereon shall accrue and shall be payable in accordance with the provisions of this Instrument so that the term "Loan Stock" when used in this Instrument shall include such unpaid interest as if it has been principal from the date of this Instrument."

4.4 Clause 7.7 of Schedule 2 to the Original Instrument shall be re-numbered Clause 7.8.

IN WITNESS whereof this instrument has been executed as a deed and has been delivered on the date first above written.

EXECUTED as a deed by             )
INVERESK RESEARCH GROUP LIMITED   )
acting by:-                       )
                                  )
                                  )
Director /s/ Ian P. Sword         )
                                  )
Director/Secretary                )

         /s/ Walter Nimmo

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